Contacts:	Carol K. Nelson, CEO Lars Johnson, CFO 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Earns $1.6 Million in Third Quarter;
Reports Strong Checking Deposit Growth; Risk Based Capital Increases to 13.01%

Everett, WA – October 20, 2009 – Cascade Financial Corporation (NASDAQ: CASB), parent company of Cascade Bank, today reported net income of $1.6 million for the third quarter of 2009.  After adjustments for the preferred stock dividend and accretion of the issuance discount on the U.S. Treasury preferred stock, the Bank earned $1.0 million, or $0.09 per diluted share, in the third quarter of 2009, compared to a net loss of $6.6 million, or $0.55 per diluted share, in the third quarter a year ago.  Dividends on preferred stock issued to the U.S. Treasury under the Capital Purchase Program for the quarter totaled $487,125, and the accretion of the issuance discount on preferred stock for the quarter was $105,000.  In the third quarter last year, Cascade recorded an Other Than Temporary Impairment (OTTI) charge of $17.3 million on Fannie Mae and Freddie Mac preferred shares after the U.S. Government placed these companies into conservatorship.  Excluding the OTTI charge, third quarter 2008 net income would have been $4.7 million.

“Cascade posted a solid quarter, returning to profitability with record checking deposit growth, controlled operating costs and a stable net interest margin, in spite of the drag of nonperforming loans,” stated Carol K. Nelson, President and CEO.  “Checking deposits were up 89% year-over-year and 14% from the prior quarter, and the net interest margin expanded slightly from the previous quarter as core deposit growth helped lower our cost of funds.  We continue to operate in a challenging lending environment and are taking every opportunity to strengthen our capital levels and have increased our total risk based capital to 13.01% from 12.62% in the second quarter.”

3Q09 Highlights:  (compared to 3Q08)

•	Net income of $1.6 million, with income available to common shareholders of $1.0 million, or $0.09 per diluted common share

•	Compensation expense down 11% in spite of adding one new branch

•	Deposit mix improved with total checking account balances representing 32% of total deposits versus 17%

•	Total checking account balances increased 89%

•	Personal checking account balances grew 119%

•	Business checking account balances grew 56%

•	Loan portfolio mix improved with a 29% reduction in real estate construction loans

•	Total allowance for loan losses to total loans increased to 2.02%, up from 1.21%

•	Tier 1 capital ratio improved to 9.05% from 7.87%

•	Risk weighted capital ratio increased to 13.01% from 10.40%

Year to date, Cascade reported a net loss of $24.6 million, and a loss attributable to common stockholders of $26.4 million, or $2.18 per diluted share, compared to a net loss of $372,000 for the first nine months of 2008.  During the second quarter of 2009, Cascade recorded an impairment charge of $11.7 million against its goodwill based upon an impairment analysis.  The non-cash goodwill impairment charge represented the write-off of a portion of the goodwill recorded from a prior bank acquisition.  The goodwill charge does not impact liquidity, operations, tangible capital or the Corporation’s regulatory capital ratios.  The loan loss provision for the first nine months of 2009 was $36.2 million versus $4.8 million in the first nine months of 2008.

Credit Quality

“Asset quality trends are beginning to show signs of stabilization,” said Rob Disotell, Chief Credit Officer.  “During the third quarter, Cascade had lower charge-offs, which have moderated after we aggressively wrote down the value of loans during the first half of 2009.  Additionally, the pace of nonperforming loan growth has slowed.  While Nonperforming Loans (NPLs) were up $11.2 million, Real Estate Owned (REO) and other repossessed assets were down $905,000 compared to the previous quarter.”

Nonperforming loans increased during the quarter to $125.7 million, or 10.21% of total loans, at September 30, 2009, compared to $114.4 million or 9.33% of total loans three months earlier.

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Cascade Financial - 3Q09 Results
October 20, 2009

The following table shows nonperforming loans versus total loans in each category:

	Balance at	Nonperforming	NPL as a %
LOAN PORTFOLIO ($ in 000's)	09/30/2009	Loans (NPL)	of Loans
Business	$473,546	$8,624	2%
R/E construction
Spec construction	70,325	17,760	25%
Land acquisition and development	129,345	56,835	44%
Land	35,416	19,679	56%
Multifamily and custom construction	17,594	-	0%
Commercial construction	32,208	6,364	20%
Total R/E construction	284,888	100,638	35%
Commercial R/E	193,652	13,459	7%
Multifamily	84,029	2,100	2%
Home equity/consumer	31,455	458	1%
Residential	163,151	408	0%
Total	$1,230,721	$125,687	10%

“During the quarter we saw good migration of nonperforming loans through the loan portfolio,” added Disotell.  While $20.9 million in loans were placed on nonaccrual status, $6.0 million were paid off during the quarter, and $3.4 million were charged off. Additions to nonperforming loans were centered in:

•	$8.1 million in loans to one business banking client secured by real estate

•	$6.4 million in commercial real estate construction loans on a retail building

•	$2.6 million in advances on existing spec construction loans to fund the completion of single family homes, with over $4.1 million in paydowns during the quarter

•	$1.9 million in net additions to multifamily loans

Paydowns on loans on nonaccrual status during the quarter were centered in:

•	$4.1 million in spec construction loans through the sale of completed homes

•	$1.9 million in land acquisition and development through the sale of completed homes

Net additions to nonaccrual loans were $11.2 million for the quarter.

The following table shows the migration of nonperforming loans through the portfolio in each category: (9/30/09 compared to 6/30/09)

		Additions	Paydowns	Charge-offs
	Balance at	during	during	during	Transfers	Balance at
NONPERFORMING LOANS ($ in 000's)	09/30/2009	quarter	quarter	quarter	to REO	06/30/2009
Business	$8,624	$8,098	$(24)	$-	$-	$550
R/E construction
Spec construction	17,760	2,640	(4,138)	(986)	-	20,244
Land acquisition and development	56,835	-	(1,870)	(1,140)	(239)	60,084
Land	19,679	788	-	(1,204)	-	20,095
Commercial R/E	6,364	6,364	-	-	-	-
Total R/E construction	100,638	9,792	(6,008)	(3,330)	(239)	100,423
Commercial R/E	13,459	724	-	-	-	12,735
Multifamily	2,100	1,850	-	-	-	250
Home equity/consumer	458	307	-	(55)	(10)	216
Residential	408	140	(7)	-	-	275
Total	$125,687	$20,911	$(6,039)	$(3,385)	$(249)	$114,449

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Cascade Financial - 3Q09 Results
October 20, 2009

“Despite increased levels of home sales in the Puget Sound Region in recent months, the housing market remains fragile and continues to present challenges,” said Disotell.  “We continue to build our allowance for loan losses with a year-to-date provision expense of $36.2 million compared to net charge-offs of $27.2 million and a third quarter provision expense of $4.0 million compared to net charge-offs of $3.4 million.”  Net charge-offs were $18.5 million in the preceding quarter and $43,000 in the third quarter a year ago.  At September 30, 2009, REO and other repossessed assets decreased to $7.0 million from $7.9 million at June 30, 2009.

The following table shows the change in REO and other repossessed assets during the quarter:

REO and other repossessed assets ($ in 000's)
Balance at 6/30/09	$7,872
Additions	457
Sales	(1,293)
Write-downs	-
Loss on sales	(69)
Balance at 9/30/09	$6,967

Nonperforming assets were 8.05% of total assets at September 30, 2009, compared to 7.59% at the end of the preceding quarter, and 1.10% a year ago.  The total allowance for loan losses, which includes the $75,000 allowance for off-balance sheet loan commitments, was $24.8 million at quarter-end, equal to 2.02% of total loans compared to 2.00% at June 30, 2009, and 1.21% as of September 30, 2008.

Loans delinquent 31-90 days totaled $1.1 million, or 0.09% of total loans at September 30, 2009, compared to $23.7 million, or 1.93% of total loans at June 30, 2009 and $171,000, or 0.01% of total loans at September 30, 2008.  The bank had seven loans totaling $2.5 million that were 90 days or more past due and still accruing interest at September 30, 2009.

Loan Portfolio

“The modest increase in total loans was attributed to our builder loan program,” said Lars Johnson, Chief Financial Officer.  “We continue to be reticent to lend on construction projects and commercial real estate in this economic environment.”  Total loans increased 1%, or $17.7 million, on a year-over-year basis to $1.23 billion as of September 30, 2009.  Total loans, however, remained relatively unchanged from the end of the previous quarter as Cascade further reduced its real estate construction concentrations.

The following table shows the changes in the loan portfolio in each category:  (9/30/09 compared to 6/30/09 and 9/30/08)
				One Year
LOANS ($ in 000's)	September 30, 2009	June 30, 2009	September 30, 2008	Change
Business	$473,546	$467,923	$473,213	0%
R/E construction	284,888	296,931	403,569	-29%
Commercial R/E	193,652	192,886	119,787	62%
Multifamily	84,029	91,554	74,535	13%
Home equity/consumer	31,455	30,919	29,659	6%
Residential	163,151	146,231	112,283	45%
Total loans	$1,230,721	$1,226,444	$1,213,046	1%

Construction loans outstanding decreased 29% to $285 million at September 30, 2009, compared to $404 million a year ago.  Commercial real estate loans increased 62% from year ago levels to $194 million, which includes $66.0 million in loans reclassified into that category as construction projects were completed and hit their lease up targets.  Multifamily loans increased 13% from year ago levels to $84.0 million and business loans were unchanged compared to a year ago at $474 million.  Home equity and consumer loans increased 6% to $31.5 million, while residential loans grew 45% to $163 million, compared to a year ago.

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Cascade Financial - 3Q09 Results
October 20, 2009

Further details on changes during the third quarter are as follows:

	Balance at	Net new loans-	Reclassifi-	Transfers		Balance at
LOANS ($ in 000's)	09/30/2009	payments	cations	to REO	Charge-offs (1)	06/30/2009	Change
Business	$473,546	$5,623	$-	$-	$-	$467,923	1%
R/E construction	284,888	(6,128)	(2,346)	(239)	(3,330)	296,931	-4%
Commercial R/E	193,652	1,326	(560)	-	-	192,886	0%
Multifamily	84,029	(7,525)	-	-	-	91,554	-8%
Home equity/consumer	31,455	601	-	(10)	(55)	30,919	2%
Residential	163,151	14,014	2,906	-	-	146,231	12%
Total loans	1,230,721	7,911	-	(249)	(3,385)	1,226,444	0%
Deferred loan fees	(3,204)	94	(370)	-	-	(2,928)	9%
Allowance for loan losses	(24,749)	(4,000)	373	-	3,368	(24,490)	1%
Loans, net	$1,202,768	$4,005	$3	$(249)	$(17)	$1,199,026	0%

(1) Excludes negative now accounts totaling $61,000 and recoveries of $78,000

Investment Portfolio and Liquidity

Total assets increased by $36.3 million, or 2%, in the third quarter from the end of the second quarter and grew by $95.2 million, or 6%, year-over-year to $1.65 billion at September 30, 2009.  The increase in interest-bearing deposits was $43.4 million on a sequential basis and $69.2 million on a year-over-year comparison.  The investment portfolio increased $2.9 million over the preceding quarter and $26.1 million over the past twelve months to $281 million at September 30, 2009.  “The mix of Available For Sale (AFS) securities compared to Held To Maturity (HTM) securities continued to shift as HTM securities have been called and replaced with securities designated as AFS,” added Johnson.  “The primary motivation for this shift is to provide more flexibility in managing the securities portfolio.”  All debt securities held in the investment portfolio are rated AAA.

Deposit Growth

Total deposits were up $31.4 million, or 3% from the prior quarter-end and up $40.2 million, or 4% compared to a year ago.  Total checking account balances were up $41.0 million, or 14% from the prior quarter and up $154 million, or 89% compared to a year ago.  Personal checking account balances grew by 119% or $108 million over the last twelve months and business checking balances grew 56% or $46.4 million during the same time period.  “The robust growth in core deposits over the past twelve months has lowered our funding costs and demonstrates the effectiveness of our strong sales culture as well as continued success of the High Performance Checking Program,” said Nelson.   The growth in business checking balances resulted from a combination of new accounts, higher business escrow account balances and the movement of public funds previously in money market accounts and CDs into insured checking accounts.  CDs were down $5.8 million during the third quarter but were up $23.4 million on a year-over-year basis and brokered CDs were down $10.0 million at the quarter-end to $180 million.

The following table shows deposits in each category:  (9/30/09 compared to 6/30/09 and 9/30/08)

				One Year
DEPOSITS ($ in 000's)	September 30, 2009	June 30, 2009	September 30, 2008	Change
Personal checking accounts	$198,766	$146,310	$90,772	119%
Business checking accounts	128,846	140,345	82,485	56%
Total checking accounts	327,612	286,655	173,257	89%
Savings and MMDA	128,918	132,704	266,560	-52%
CDs	576,133	581,937	552,688	4%
Total deposits	$1,032,663	$1,001,296	$992,505	4%

Capital Management

Cascade remains well capitalized for regulatory purposes with a Risk Based Capital Ratio of 13.01% and Tier 1 Capital Ratio of 9.05% as of September 30, 2009.  Tangible book value was $7.11 per common share at quarter-end, compared to $7.79 a year ago.  Cascade’s tangible capital to assets ratio was 5.29% at quarter-end compared to 6.16% twelve months earlier.

In June 2009, Cascade announced that it would temporarily suspend its regular quarterly cash dividend on common stock to preserve capital.

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Cascade Financial - 3Q09 Results
October 20, 2009

Operating Results

Third quarter net interest income was down 15% to $10.9 million compared to $12.8 million for the third quarter of 2008, due primarily to the reversal of previously accrued interest on nonperforming loans as well as the increase in nonperforming loans compared to the third quarter a year ago.

Total other income increased 36% to $3.2 million for the quarter, compared to $2.3 million for the third quarter a year ago.  Gain on securities sales was up $939,000.

Total other expenses were $7.9 million in the third quarter of 2009, compared to $7.2 million, excluding the $17.3 million OTTI charge, in the third quarter of 2008.  There was an 11% reduction in compensation expense, even with one new branch, but this reduction was more than offset by a $319,000 increase in FDIC insurance, higher legal expenses associated with loan workouts, and an increase in REO expense.

For the first nine months of 2009, net interest income was $32.9 million, compared to $34.8 million for the first nine months of 2008.  The impact of the increase in nonperforming assets is the primary cause for the lower year-to-date net interest income.  Other income increased 29% to $9.1 million for the first nine months of 2009 compared to $7.0 million in the first nine months of 2008.  The increase is primarily due to the $800,000 increase in gain on sale of securities and the $1.3 million increase in fair value gain on junior subordinated debentures.  For the first nine months of the year, total other expenses excluding the 2Q09 goodwill impairment increased to $26.6 million compared to $21.4 million, excluding the 3Q08 OTTI, in the first nine months of 2008.  The increase was largely due to the increase in FDIC insurance premiums, the FDIC special assessment, the loss on REO and REO expense.

The efficiency ratio, excluding the 2Q09 goodwill charge and 3Q08 OTTI charge, was 56.4% in the third quarter of 2009 compared to 76.6% in the preceding quarter and 47.3% in the third quarter a year ago.  For the first nine months of 2009, the efficiency ratio, excluding the 2Q09 goodwill charge and 3Q08 OTTI charge, was 61.3% compared to 51.1% in the first nine months of 2008.  This ratio was impacted by costs associated with REO, legal expenses and the FDIC special assessment.

Net Interest Margin

Cascade’s net interest margin was 3.03% for the third quarter of 2009, compared to 3.01% in the immediate prior quarter and 3.52% for the third quarter a year ago.  “The drag from nonperforming loans, including the reversal of previously accrued interest, continues to weigh on net interest income.  Our net interest margin improved slightly during the third quarter compared to the preceding quarter as the reduction in our deposit costs more than offset the drag from nonperforming loans,” said Johnson.  “Our yield on earning assets declined by three basis points compared to the preceding quarter, while the cost of interest-bearing liabilities decreased by eleven basis points driven by a decline in the cost of deposits by the same amount.  This eight basis point improvement in the interest spread only translated into a two basis point improved margin because earning assets were a smaller percentage of total assets due to the increase in nonperforming assets.”  For the first nine months of 2009, the net interest margin was 3.02%, compared to 3.24% for the first nine months of 2008.

The following table depicts Cascade’s yield on assets, its cost of funds and the resulting spread and margin:

	3Q09	2Q09	1Q09	4Q08	3Q08	2Q08	1Q08	4Q07	3Q07
Asset yield	5.60%	5.63%	5.83%	6.07%	6.67%	6.31%	6.62%	7.20%	7.29%
Liability cost	2.63%	2.74%	3.02%	3.33%	3.44%	3.51%	4.03%	4.32%	4.42%

Spread	2.97%	2.89%	2.81%	2.74%	3.23%	2.80%	2.59%	2.88%	2.87%
Margin	3.03%	3.01%	3.03%	3.01%	3.52%	3.17%	3.02%	3.38%	3.37%

Regulatory Matters

Cascade Bank recently received notice from the FDIC that based on an off-site review of its financial information, the Bank will be subject to a corrective action program based upon the finalization of a full scope examination completed in June 2009.  The concern was primarily focused on the deterioration of asset quality, concentration of credit in the real estate area, and liquidity.  In light of the concern, the Bank was instructed to take steps to preserve capital; provide prior notice to the FDIC of certain management changes; seek prior regulatory approval of any severance or any golden parachute payments; and obtain a non-objection from the regulators before paying any cash dividend.

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Cascade Financial - 3Q09 Results
October 20, 2009

Conference Call

Cascade’s management team will host an analyst call on Wednesday, October 21, 2009, at 11:00 a.m. PDT (2:00 p.m. EDT) to discuss third quarter results.  Interested investors may listen to the call live or via replay at www.cascadebank.com under shareholder information.  Investment professionals are invited to dial (480) 629-9818, using access code 4164643 to participate in the live call.  A replay will be available for a week at (303) 590-3030, using access code 4164643.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2009, Cascade was ranked #5 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (GAAP).  These measures include tangible book value per share, efficiency ratio and tangible capital/assets ratio.  These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with Cascade’s GAAP financial information.  A reconciliation of the included non-GAAP financial measures to GAAP measures is included elsewhere in this release.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Reform Act.  CASB’s actual results may differ materially from those included in the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CASB of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CASB’s results.  These statements are representative only on the date hereof, and CASB undertakes no obligation to update any forward-looking statements made.

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Cascade Financial - 3Q09 Results
October 20, 2009

BALANCE SHEET
(Dollars in thousands except per share amounts)	September 30, 2009	June 30, 2009	Three Month Change	September 30, 2008	One Year Change
(Unaudited)
ASSETS
Cash and due from banks	$4,401	$13,976	-69%	$12,822	-66%
Interest-bearing deposits	69,838	26,403	165%	611	NM

Securities available-for-sale	242,136	227,924	6%	102,313	137%
Federal Home Loan Bank (FHLB) stock	11,920	11,920	0%	11,920	0%
Securities held-to-maturity	26,912	38,243	-30%	140,615	-81%
Total securities	280,968	278,087	1%	254,848	10%
Loans
Business	473,546	467,923	1%	473,213	0%
R/E construction	284,888	296,931	-4%	403,569	-29%
Commercial R/E	193,652	192,886	0%	119,787	62%
Multifamily	84,029	91,554	-8%	74,535	13%
Home equity/consumer	31,455	30,919	2%	29,659	6%
Residential	163,151	146,231	12%	112,283	45%
Total loans	1,230,721	1,226,444	0%	1,213,046	1%
Deferred loan fees	(3,204)	(2,928)	9%	(3,248)	-1%
Allowance for loan losses	(24,749)	(24,490)	1%	(14,531)	70%
Loans, net	1,202,768	1,199,026	0%	1,195,267	1%
Real estate owned (REO) and other repossessed assets	6,967	7,872	-11%	1,446	382%
Premises and equipment	15,009	15,319	-2%	15,676	-4%
Bank owned life insurance	24,275	24,052	1%	23,388	4%
Deferred tax asset	6,426	7,167	-10%	8,437	-24%
Other assets	23,062	25,486	-10%	14,173	63%
Goodwill	12,885	12,885	0%	24,585	-48%
Core deposit intangible, net	388	423	-8%	529	-27%
Total assets	$1,646,987	$1,610,696	2%	$1,551,782	6%

LIABILITIES AND EQUITY
Liabilities:
Deposits
Personal checking accounts	$198,766	$146,310	36%	$90,772	119%
Business checking accounts	128,846	140,345	-8%	82,485	56%
Total checking accounts	327,612	286,655	14%	173,257	89%
Savings and money market accounts	128,918	132,704	-3%	266,560	-52%
Certificates of deposit	576,133	581,937	-1%	552,688	4%
Total deposits	1,032,663	1,001,296	3%	992,505	4%
FHLB advances	239,000	239,000	0%	255,000	-6%
Securities sold under agreement to repurchase	147,455	146,600	1%	120,983	22%
Federal Reserve borrowings	60,000	60,000	0%	30,000	100%
Other liabilities	7,489	7,307	2%	8,194	-9%
Jr. Sub. Deb. (Trust Preferred Securities)	15,465	15,465	0%	15,465	0%
Jr. Sub. Deb. (Trust Preferred Securities), at fair value	8,357	8,708	-4%	10,535	-21%
Total liabilities	1,510,429	1,478,376	2%	1,432,682	5%

Stockholders' equity:
Preferred stock	36,931	36,826	0%	-	NM
Common stock and paid in capital	41,129	41,054	0%	40,857	1%
Retained earnings	54,503	53,430	2%	79,753	-32%
Warrants issued to US Treasury	2,389	2,389	0%	-	NM
Accumulated other comprehensive gain (loss), net	1,606	(1,379)	NM	(1,510)	NM
Total stockholders' equity	136,558	132,320	3%	119,100	15%
Total liabilities and stockholders' equity	$1,646,987	$1,610,696	2%	$1,551,782	6%

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Cascade Financial - 3Q09 Results
October 20, 2009

STATEMENT OF OPERATIONS	Quarter Ended	Quarter Ended	Three Month	Quarter Ended	One Year
(Dollars in thousands except per share amounts)	September 30, 2009	June 30, 2009	Change	September 30, 2008	Change
(Unaudited)
Interest income	$20,189	$20,215	0%	$24,345	-17%
Interest expense	9,271	9,392	-1%	11,508	-19%
Net interest income	10,918	10,823	1%	12,837	-15%
Provision for loan losses	4,000	18,300	-78%	1,250	220%
Net interest income (loss) after provision for loan losses	6,918	(7,477)	NM	11,587	-40%
Other income:
Checking fees	1,342	1,270	6%	1,328	1%
Service fees	237	286	-17%	280	-15%
Bank owned life insurance	239	208	15%	271	-12%
Gain on sales/calls of securities	852	226	277%	(87)	NM
Gain on sale of loans	23	98	-77%	36	-36%
Fair value gains	351	12	NM	389	-10%
Other	123	120	2%	109	13%
Total other income	3,167	2,220	43%	2,326	36%

Total income (loss)	10,085	(5,257)	NM	13,913	-28%
Other expenses:
Compensation expense	3,382	3,587	-6%	3,789	-11%
Other operating expenses	3,989	3,942	1%	3,187	25%
FDIC insurance and WPDPC assessment	505	1,241	-59%	186	172%
Loss on sale of REO	69	1,225	-94%	3	NM
OTTI charge	-	-	NM	17,338	NM
Other expenses excluding goodwill impairment	7,945	9,995	-21%	24,503	-68%
Goodwill impairment	-	11,700	NM	-	NM
Total other expenses	7,945	21,695	-63%	24,503	-68%

Net income (loss) before provision (benefit) for income tax	2,140	(26,952)	NM	(10,590)	NM

Provision (benefit) for income tax	507	(5,552)	NM	(3,971)	NM

Net income (loss)	1,633	(21,400)	NM	(6,619)	NM

Dividends on preferred stock	487	487	0%	-	NM
Accretion of issuance discount on preferred stock	105	105	0%	-	NM

Income (loss) available for common stockholders	$1,041	$(21,992)	NM	$(6,619)	NM

EARNINGS PER SHARE INFORMATION

Earnings per share, basic	$0.09	$(1.82)	NM	$(0.55)	NM
Earnings per share, diluted	$0.09	$(1.82)	NM	$(0.55)	NM

Weighted average number of shares outstanding
Basic	12,128,257	12,110,434		12,059,480
Diluted	12,128,257	12,110,434		12,140,168

(more)

Cascade Financial - 3Q09 Results
October 20, 2009

STATEMENT OF OPERATIONS	Nine Months Ended	Nine Months Ended	Nine Month
(Dollars in thousands except per share amounts)	September 30, 2009	September 30, 2008	Change
(Unaudited)
Interest income	$61,814	$70,152	-12%
Interest expense	28,954	35,395	-18%
Net interest income	32,860	34,757	-5%
Provision for loan losses	36,175	4,840	647%
Net interest (loss) income after provision for loan losses	(3,315)	29,917	-111%
Other income:
Checking fees	3,724	3,640	2%
Service fees	772	825	-6%
Bank owned life insurance	687	790	-13%
Gain on sales/calls of securities	1,196	396	202%
Gain on sale of loans	160	119	34%
Fair value gains	2,153	887	143%
Other	359	340	6%
Total other income	9,051	6,997	29%

Total income	5,736	36,914	-84%
Other expenses:
Compensation expense	10,575	11,039	-4%
Other operating expenses	11,281	9,923	14%
FDIC insurance and WPDPC assessment	2,505	385	551%
Loss on sale of REO	1,348	3	NM
OTTI charge	858	17,338	-95%
Other expenses excluding goodwill impairment	26,567	38,688	-31%
Goodwill impairment	11,700	-	NM
Total other expenses	38,267	38,688	-1%

Net loss before benefit for income tax	(32,531)	(1,774)	NM

Benefit for income tax	(7,947)	(1,402)	467%

Net loss	(24,584)	(372)	NM

Dividends on preferred stock	1,456	-	NM
Accretion of issuance discount on preferred stock	315	-	NM

Loss attributable to common stockholders	$(26,355)	$(372)	NM

EARNINGS PER SHARE INFORMATION

Earnings per share, basic	$(2.18)	$(0.03)	NM
Earnings per share, diluted	$(2.18)	$(0.03)	NM

Weighted average number of shares outstanding
Basic	12,113,623	12,047,700
Diluted	12,113,623	12,168,009

(more)

Cascade Financial - 3Q09 Results
October 20, 2009

(Dollars in thousands except per share amounts)(Unaudited)
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
PERFORMANCE MEASURES AND RATIOS	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Return on average common equity	6.77%	-80.68%	-20.69%	-30.08%	-0.39%
Return on average assets	0.40%	-5.33%	-1.69%	-2.02%	-0.03%
Efficiency ratio*	56.41%	76.63%	47.25%	61.34%	51.13%
Net interest margin	3.03%	3.01%	3.52%	3.02%	3.24%
*Excludes goodwill and OTTI charges for 6/30/09 and 9/30/08 respectively
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
AVERAGE BALANCES	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Average assets	$1,634,855	$1,611,721	$1,556,771	1,626,966	1,519,073
Average earning assets	1,430,829	1,440,316	1,452,526	1,453,728	1,430,815
Average total loans	1,231,888	1,247,475	1,201,676	1,246,130	1,168,611
Average deposits	1,024,489	986,945	988,905	995,071	961,859
Average equity (including preferred stock)	133,375	142,861	127,936	145,728	126,369
Average common equity (excluding preferred stock)	96,513	106,102	127,936	108,961	126,369
Average tangible common equity (excluding pref stock and goodwill)	83,223	92,776	102,804	91,778	101,202

EQUITY ANALYSIS	September 30, 2009	June 30, 2009	September 30, 2008
Total equity	$136,558	$132,320	$119,100
Less: senior preferred stock	36,931	36,826	-
Total common equity	99,627	95,494	119,100
Less: goodwill and intangibles	13,273	13,308	25,114
Tangible common equity	$86,354	$82,186	$93,986

Common stock outstanding	12,146,080	12,110,434	12,071,032
Book value per common share	$8.20	$7.89	$9.87
Tangible book value per common share	$7.11	$6.79	$7.79

ASSET QUALITY	September 30, 2009	June 30, 2009	September 30, 2008
Nonperforming loans (NPLs)	$125,687	$114,449	$15,697
Nonperforming loans/total loans	10.21%	9.33%	1.29%
REO and other repossessed assets	$6,967	$7,872	$1,446
Nonperforming assets	$132,654	$122,321	$17,143
Nonperforming assets/total assets	8.05%	7.59%	1.10%
Net loan charge-offs in the quarter	$3,368	$18,512	$43
Net charge-offs in the quarter/total loans	0.27%	1.51%	0.00%

Allowance for loan losses	$24,749	$24,490	$14,531
Plus: Allowance for off-balance sheet commitments	75	72	107
Total allowance for loan losses	$24,824	$24,562	$14,638
Total allowance for loan losses/total loans	2.02%	2.00%	1.21%
Total allowance for loan losses/nonperforming loans	20%	21%	93%

Capital/asset ratio (inc. Jr. Sub. Deb.)	9.81%	9.77%	9.29%
Capital/asset ratio (Tier 1, inc. Jr. Sub. Deb.)	9.05%	9.10%	7.87%
Tangible cap/asset ratio (ex. Jr. Sub. Deb. and preferred stock)	5.29%	5.15%	6.16%
Risk based capital/risk weighted asset ratio	13.01%	12.62%	10.40%

(more)

Cascade Financial - 3Q09 Results
October 20, 2009

	Quarter Ended	Quarter Ended	Quarter Ended
INTEREST SPREAD ANALYSIS	September 30, 2009	June 30, 2009	September 30, 2008
Yield on total loans	5.51%	5.57%	6.82%
Yield on investments	4.38%	4.49%	5.38%
Yield on earning assets	5.60%	5.63%	6.67%

Cost of deposits	1.51%	1.62%	2.59%
Cost of FHLB advances	4.35%	4.33%	4.30%
Cost of Federal Reserve borrowings	0.25%	0.30%	2.37%
Cost of securities sold under agreement to repurchase	5.89%	5.74%	5.32%
Cost of Jr. Sub. Debentures	8.70%	8.79%	8.00%
Cost of interest-bearing liabilities	2.63%	2.74%	3.44%

Net interest spread	2.97%	2.89%	3.23%
Net interest margin	3.03%	3.01%	3.52%

(more)

Cascade Financial - 3Q09 Results
October 20, 2009

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES*
(Dollars in thousands)
(Unaudited)
	Quarter Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

AVERAGE TANGIBLE COMMON EQUITY
Income (loss) available for common stockholders	$1,041	$(21,992)	$(6,619)	$(26,355)	$(372)
Less goodwill impairment	-	11,700	-	11,700	-
Income (loss) available for common stockholders	$1,041	$(10,292)	$(6,619)	$(14,655)	$(372)
excluding goodwill impairment

Average tangible common equity (excluding preferred stock)	$83,223	$92,776	$102,804	$91,778	$101,202

EFFICIENCY RATIO
Net interest income	$10,918	$10,823	$12,837	$32,860	$34,757
Other income	3,167	2,220	2,326	9,051	6,997
Total income	$14,085	$13,043	$15,163	$41,911	$41,754

Total other expenses	$7,945	$21,695	$24,503	$38,267	$38,688
OTTI	$-	$-	$17,338	$858	$17,338
Goodwill impairment	$-	$11,700	$-	$11,700	$-
Total other expenses (excluding OTTI and goodwill impairment)	$7,945	$9,995	$7,165	$25,709	$21,350

Efficiency ratio	56.41%	76.63%	47.25%	61.34%	51.13%

TANGIBLE COMMON EQUITY RATIO
Total assets	$1,646,987	$1,610,696	$1,551,782
Less goodwill and intangibles	13,273	13,308	25,114
Total tangible assets	$1,633,714	$1,597,388	$1,526,668

Tangible common equity	$86,354	$82,186	$93,986
Tangible cap/asset ratio (ex. Jr. Sub Deb and preferred stock)	5.29%	5.15%	6.16%

*Management believes that the presentation of non-GAAP results provides useful information to investors regarding the effects on the Company's reported results of operations.

Note:  Transmitted on GlobeNewswire at 2:00 p.m. PDT on October 20, 2009.